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Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the PRAECIS PHARMACEUTICALS INCORPORATED Amended and Restated Employee Stock Purchase Plan for the registration of 240,000 shares of common stock, of our report dated January 22, 2003, with respect to the consolidated financial statements of PRAECIS PHARMACEUTICALS INCORPORATED included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Boston, Massachusetts June 6, 2003

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Consent of Ernst & Young LLP, Independent Auditors